Exhibit 99.7

Schedule 6

CINERGY CORP.

BUSINESS SEGMENT EARNINGS DRIVER ANALYSIS

For the Quarter Ended December 31, 2005

(unaudited)

Regulated Businesses

Earnings Per Share - diluted - 2004 (Adjusted*)		$0.45

Weather	0.02
Electric and gas sales volumes	0.07
Price Increases	0.02
Regulatory deferrals	0.02
Regulatory transition charge amortization	(0.06)
Operation and maintenance	(0.02)
Depreciation	(0.02)
Taxes other than income taxes	(0.05)
Financing and dilution	(0.04)
Other - net	0.01

Earnings Per Share - diluted - 2005 (Adjusted*)		$0.40

Commercial Businesses

Earnings Per Share - diluted - 2004 (Adjusted*)		$0.27

Electric sales volumes	0.02
Price increases	0.10
Fuel costs	(0.03)
Power marketing, trading and origination	0.03
Gas marketing, trading and origination	0.02
Financing and dilution	(0.05)
Other - net	0.03

Earnings Per Share - diluted - 2005 (Adjusted*)		$0.39

Power Technology & Infrastructure Services

Earnings Per Share - diluted - 2004 (Adjusted*)		$(0.01)

Results of investments	(0.01)

Earnings Per Share - diluted - 2005 (Adjusted*)		$(0.02)

For 2004, the Regulated and Commercial segments have each been restated from prior presentations to reflect the reclassification of PSI’s off-system sales from the Commercial Businesses to the Regulated Businesses.

* See Schedules 3 and 4 for a reconciliation to the most comparable GAAP measure.